EXHIBIT 10.8

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT (this “Amendment”), is entered into as of June 1, 2023, by and between Thumzup Media Corporation (the “Company”), and Robert Steele (the “Employee”, and together with the Company, the “Parties”, and each, a “Party”).

R E C I T A L S

WHEREAS, the Parties entered into that certain Employment Agreement, effective as of October 1, 2022 (as so amended, the “Employment Agreement”).

WHEREAS, the Company has determined the Employee has routinely exceeded key performance metrics in his area of operations.

WHERAS, the Parties desire to amend the Employment Agreement to increase the compensation awarded to the Employee as set forth herein.

WHEREAS, pursuant to the Employment Agreement, the amendment contemplated by the Parties must be contained in writing.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Amendment to Section 5. Section 5 of the Employment Agreement is hereby amended by replacing Section 5(a) with the following new Section 5(a):

Base Salary. Subject to the terms and conditions of this Agreement, during the Employment Period, Executive shall receive an annual salary of $72,000 (“Base Salary”) paid in accordance with the Company’s normal payroll practices. The Company may make such deductions, withholdings or payments from sums payable to Executive hereunder which are required by law for taxes and similar charges. The Company will review Executive’s Base Salary in accordance with the Company’s normal payroll procedures.

2. No Other Amendments. Unless expressly amended by this Amendment, the terms and provisions of the Employment Agreement shall remain in full force and effect.

3. Conflicting Terms. Wherever the terms and conditions of this Amendment and the terms and conditions of the Employment Agreement are in conflict, the terms of this Amendment shall be deemed to supersede the conflicting terms of the Employment Agreement.

4. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California without regard to the choice of law principles thereof.

5. Counterparts. This Amendment may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the day and year first above written.

THE COMPANY:

By:
Name:	Robert Haag
Title:	Director

THE EMPLOYEE:

By:
Name:	Robert Steele